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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report, dated June 15, 2001 on the combined statements of income, shareholders' equity and cash flows of the Business Acquired by Asbury Automotive Group L.L.C. (Hutchinson Automotive Group) for the period from January 1, 2000, through June 30, 2000, and the year ended December 31, 1999, (and to all references to our Firm) included in or made a part of this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP

Stamford, Connecticut
February 21, 2002